UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
CONCERT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On May 22, 2017, Concert Pharmaceuticals, Inc. announced that it has received a request for additional information from the United States Federal Trade Commission (FTC) in connection with the pending acquisition of CTP-656 and other assets related to the treatment of cystic fibrosis by Vertex Pharmaceuticals Inc. A copy of the press release follows.

NEWS RELEASE For additional information contact: Justine Koenigsberg (Investors) Concert Pharmaceuticals, Inc. (781) 674-5284 ir@concertpharma.com Kathryn Morris (Media) The Yates Network (845) 635-9828 kathryn@theyatesnetwork.com FOR IMMEDIATE RELEASE Concert Pharmaceuticals Receives Second Request from FTC Under HSR Act Lexington, MA (May 22, 2017) -- Concert Pharmaceuticals, Inc. (NASDAQ: CNCE) today announced that it has received a request for additional information (“Second Request”) from the United States Federal Trade Commission (FTC) in connection with the pending acquisition of CTP-656 and other assets related to the treatment of cystic fibrosis by Vertex Pharmaceuticals Inc. (NASDAQ: VRTX). The Second Request was issued under notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (HSR Act). Concert intends to work cooperatively with the FTC as it reviews the transaction. As announced on March 6, 2017, pursuant to an asset purchase agreement, Vertex will pay Concert $160 million in cash for all worldwide development and commercialization rights to CTP-656 and Concert’s other cystic fibrosis assets. If CTP-656 is approved as part of a combination regimen to treat CF, Concert could receive up to an additional $90 million in milestones based on regulatory approval in the U.S. and agreement for reimbursement in the first of the United Kingdom, Germany or France. Concert’s annual meeting of stockholders will be held on May 24, 2017 at 9:00 a.m. and will include for consideration the authorization of the CTP-656 asset purchase agreement. Concert’s Board of Directors unanimously supports the transaction and recommends that Concert’s shareholders vote in favor of it. Concert continues to expect the transaction to close by October 31, 2017. Additional Information about the Transaction and Where to Find It This press release is being made in respect of the proposed asset sale with Vertex. The proposed asset sale and the asset purchase agreement has been submitted to the shareholders of Concert for their consideration and approval pursuant to a definitive proxy statement filed with the Securities and Exchange Commission (SEC) on April 26, 2017. This press release does not constitute a solicitation of any vote or proxy from any shareholder of Concert. Investors are urged to read the proxy statement carefully and in its entirety and any other relevant documents or materials filed or to be filed with the SEC or incorporated by reference in the proxy statement, because they contain or will contain important information about the proposed asset sale. The definitive proxy statement has been mailed to Concert’s shareholders. In addition, the proxy statement and other documents are available free of charge at the SEC’s internet website, www.sec.gov. The proxy statement and other pertinent documents may also be obtained free of charge at the Investors section of Concert’s website, www.concertpharma.com, or by directing a written request to Concert Pharmaceuticals, Inc., Attn: Investor Relations, at 99 Hayden Ave, #500, Lexington, MA 02421. -more-

Concert Receives Second Request from FTC Under HSR Act, Page 2 Concert and its directors, executive officers and other members of management, and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed asset sale. Information about Concert’s directors and executive officers and their interests in the transaction are included in Concert’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 6, 2017, the definitive proxy statement filed with the SEC on April 26, 2017 and all additional proxy soliciting materials filed with the SEC. These documents can be obtained free of charge from the sources indicated above. About Concert Concert Pharmaceuticals is a clinical stage biopharmaceutical company focused on applying its DCE Platform® (deuterated chemical entity platform) to create novel medicines designed to address unmet patient needs. The Company’s approach starts with approved drugs in which deuterium substitution has the potential to enhance clinical safety, tolerability or efficacy. Concert has a broad pipeline of innovative medicines targeting pulmonary diseases, including cystic fibrosis, autoimmune and inflammatory diseases and central nervous systems (CNS) disorders. For more information please visit www.concertpharma.com. Cautionary Note on Forward Looking Statements Any statements in this press release about our future expectations, plans and prospects, including statements about the asset purchase agreement, potential payments to be received pursuant to the asset purchase agreement, the expected timing of the closing of the transaction and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the possibility that the closing conditions to the contemplated transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay, place conditions on, or refuse to grant a necessary regulatory approval; the occurrence of any event that could give rise to termination of the asset purchase agreement; the risk that the proposed transaction disrupts current plans and operations, increases operating costs, results in management distraction and the potential difficulties in maintaining relationships with customers, suppliers and other third parties and employee retention as a result of the transaction and additional regulatory authority requests; the uncertainties inherent in the initiation of future clinical trials; availability and timing of data from ongoing and future clinical trials and the results of such trials; whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials; expectations for regulatory approvals; availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements; and other factors discussed in the “Risk Factors” section of our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission and in other filings that we make with the Securities and Exchange Commission. In addition, any forward- looking statements included in this press release represent our views only as of the date of this release and should not be relied upon as representing our views as of any subsequent date. We specifically disclaim any obligation to update any forward-looking statements included in this press release. Concert Pharmaceuticals Inc., the CoNCERT Pharmaceuticals Inc. logo and DCE Platform are registered trademarks of Concert Pharmaceuticals, Inc. ###